Exhibit 8.1

May 11, 2026

Tax opinion to UniFirst Corporation regarding the Mergers

We have acted as counsel to UniFirst Corporation, a Massachusetts corporation (“UniFirst”), in connection with the Agreement and Plan of Merger dated as of March 10, 2026 (the “Merger Agreement”) by and among UniFirst, Cintas Corporation, a Washington corporation (“Cintas”), Bruin Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Cintas (“Merger Sub 1”) and Bruin Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Cintas (“Merger Sub 2”), further described in a registration statement on Form S-4 of Cintas filed by Cintas with the Securities and Exchange Commission (“SEC”) (File No. 333-295330) (as amended or supplemented, and including the proxy statement and prospectus forming a part thereof, the “Registration Statement”). All capitalized terms used but not defined in this opinion shall have the meanings set forth in the Merger Agreement or the Registration Statement. References to any document include all schedules and exhibits thereto.

In rendering our opinion, we have examined and relied upon, with your consent: (i) the Registration Statement; (ii) the statements and representations made in the officers’ certificates provided by Cintas (on behalf of itself, Merger Sub 1 and Merger Sub 2) and by UniFirst; and (iii) such other documents and corporate records as we have deemed necessary or appropriate for this opinion. In our examination, we have assumed, with your consent, that: (i) all signatures are genuine, all natural persons are of legal capacity, all documents submitted to us are authentic originals or, if submitted as duplicates or certified or conformed copies, that they faithfully reproduce the originals thereof; (ii) to the extent we have not been provided with an executed version of any document we have examined and relied upon, such document has been or will be executed in a form substantially similar in all material respects to the last draft reviewed by us; (iii) all representations and statements set forth in such documents are true, correct and complete as of the date hereof and will be true, correct and complete at all times up to and including the First Effective Time or the Second Effective Time, as applicable; (iv) any representation or statement qualified by belief, knowledge, materiality or any similar qualification is true, correct and complete without such qualification; (v) all events described in such documents that are expected, planned or intended to occur or not occur will in fact occur or not occur, as applicable; and (vi) all obligations imposed on any party by any such document have been or will be performed or satisfied in accordance with their terms.

Our opinion is based on statutory, regulatory and judicial authority existing as of the date hereof, any of which may be changed at any time with retroactive effect. A change in applicable law may affect our opinion. In addition, our opinion is based solely on the documents that we have examined and the facts and assumptions set forth above. Any variation or difference in such documents or inaccuracies of such assumptions may affect our opinion. Our opinion cannot be relied upon if any of our assumptions are inaccurate in any material respect. We assume no responsibility to inform you of any subsequent changes in the matters stated or represented in the documents described above or assumed herein or in statutory, regulatory and judicial authority and interpretations thereof. Our opinion is not binding upon the IRS or any court, and there is no assurance that the IRS or a court will not take a contrary position. We express our opinion only as to those matters specifically addressed herein, and no opinion has been expressed or should be inferred as to the tax consequences of the Mergers under any state, local or foreign laws or with respect to other areas of U.S. federal taxation.

Based upon and subject to the foregoing and to the assumptions and limitations set forth herein and in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Mergers,” it is our opinion that: (i) the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; (ii) each of Cintas, UniFirst, Merger Sub 1 and Merger Sub 2 will be a “party to a reorganization” within the meaning of Section 368(b) of the Code; and (iii) the discussion contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Mergers” is accurate in all material respects.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

Paul Hastings LLP